Exhibit 4.44

DATED 25 FEBRUARY 2010

IONIAN TRADERS INC,

NORWALK STAR OWNERS INC.

(as Borrowers)

-and-

DRYSHIPS INC.

(as Guarantor)

-and-

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

UNICREDIT BANK AG

(as Lenders)

-and-

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

(as agent)

-and-

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

UNICREDIT BANK AG

(as Swap Providers)

-and-

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

(as Security Agent)

FIRST SUPPLEMENTAL AGREEMENT TO SECURED

LOAN FACILITY AGREEMENT DATED 13 MAY 2008

STEPHENSON HARWOOD

Piraeus Office

Ariston Building

2 Filellinon Street and Akti Miaouli

Piraeus 185 36, Greece

Tel:+30 210 4295 160

Fax: +30 210 4295 166

Ref: F09.242

SUPPLEMENTAL AGREEMENT

Dated: 25 February 2010

BETWEEN:

(1)	NORWALK STAR OWNERS INC. (“Norwalk”), and IONIAN TRADERS INC. (“Ionian”), both companies incorporated under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960, (together the “Borrowers” and each a “Borrower”) jointly and severally; and

(2)	DRYSHIPS INC., a company incorporated according to the law of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960; and

(4)	DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, acting as lender through its office at 17, Domshof, 28195, Bremen, Federal Republic of Germany and UNICREDIT BANK AG (formerly known as Bayerische Hypo- und Vereinsbank AG), of Kardinal-Faulhaber-Strasse 1, 8033 Munich, acting as lender through its office at Alter Wall 22, D-20457 Hamburg, Federal Republic of Germany (together the “Lenders” and each a “Lender”); and

(5)	DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, acting as agent through its office at 17, Domshof, 28195, Bremen, Federal Republic of Germany (in that capacity the “Agent”); and

(6)	DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, acting as swap provider through its office at 17, Domshof, 28195, Bremen, Federal Republic of Germany and UNICREDIT BANK AG (formerly known as Bayerische Hypo- und Vereinsbank AG), of Kardinal-Faulhaber-Strasse 1, 8033 Munich, acting as swap provider through its office at Alter Wall 22, D-20457 Hamburg, Federal Republic of Germany (together, the “Swap Provider” and each a “Swap Provider”); and

(7)	DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, acting as security agent through its office at 17, Domshof, 28195, Bremen, Federal Republic of Germany (in that capacity the “Security Agent”).

SUPPLEMENTAL TO a secured loan agreement dated 13 May 2008 (the “Loan Agreement”) made between the Borrower, the Lenders, the Agent, the Swap Providers and the Security Agent on the terms and subject to the conditions of which each of the Lenders has agreed to advance to the Borrowers on a joint and several basis its Commitment (aggregating, with all the other Commitments, an amount not exceeding the lesser of (i) $125,000,000 and (ii) sixty per cent (60%) of the Fair Market Value on the Drawdown Date) to assist the Borrowers to finance part of the aggregate Purchase Price of the Vessels (the “Loan”).

WHEREAS:

(A)	(i) The Guarantor is currently in breach of the financial covenants as set out in clause 6.6 of the Guarantee and (ii) the Borrowers are currently in breach of clauses 10.4 (Additional security) and 12.2 of the Loan Agreement.

(B)	The Borrowers and the Guarantor have requested that the Lenders agree to amend the requirements in clauses 10.4 (Additional security) and 12.2 of the Loan Agreement clause 6.6 of the Guarantee during the Waiver Period.

(C)	The Lenders are willing to agree to all the foregoing subject to the terms and conditions set forth in this Supplemental Agreement, including, but not limited to, the amendments to be made to the Loan Agreement and the Guarantee in accordance with the terms and conditions contained herein.

IT IS AGREED THAT:

1	Interpretation

1.1	In this Supplemental Agreement:-

“Additional Security Documents” means the Account Pledge, the Mortgage Amendments and this Supplemental Agreement.

“Account Pledge” means the account pledge to be granted by each Borrower in favour of the Security Agent in respect of each Earnings Account.

“Charter” means:-

(i)	in respect of “POSITANO” the time charterparty dated 3 September 2008 made between Ionian, as owner and a Charterer, as charterer (as same may be supplemented, novated and/or replaced from time to time); and

(ii)	in respect of “CAPRI” the time charterparty dated 6 May 2008 made between Norwalk, as owner and a Charterer, as charterer (as same may be supplemented, novated and/or replaced from time to time),

or any other charter or contract of employment in relation to a Vessel in each case, in form and substance acceptable to the Lenders and “Charters” means both of them.

“Charterer” means a charterer who may enter into a Charter in respect of a Vessel and “Charterers” means both of them.

“Earnings Accounts” means the bank accounts opened in the names of the Borrowers with the Agent and designated respectively “Ionian Traders Inc.—Earnings Account” and “Norwalk Star Owners Inc.—Earnings Account” and each an “Earnings Account”.

“Effective Date” means the date on which the Agent confirms to the Borrower in writing substantially in the form set out in Schedule 2 that all of the conditions referred to in Clause 2.1 have been satisfied, which confirmation the Agent shall be under no obligation to give if an Event of Default shall have occurred.

“Finance Parties” means the Agent, the Security Agent, the Swap Providers and the Lenders.

“Mortgage Amendments” means the amendments to the Mortgages in favour of the Security Agent in such form and containing such terms and conditions as the Security Agent shall require, and “Mortgage Amendment” means any one of them.

“Security Parties” means all parties to this Supplemental Agreement other than the Finance Parties.

“Waiver Period” means the period commencing on 1 January 2009 and expiring at midnight 31 December 2010.

1.2	All words and expressions defined in the Loan Agreement shall have the same meaning when used in this Supplemental Agreement unless the context otherwise requires, and clause 1.2 of the Loan Agreement shall apply to the interpretation of this Supplemental Agreement as if it were set out in full.

1.3	All obligations, representations, warranties, covenants and undertakings of the Borrowers under or pursuant to this Supplemental Agreement shall, unless otherwise expressly provided, be entered into, made or given by them jointly and severally.

2	Conditions

2.1	As conditions for the agreement of the Finance Parties to the requests specified in Recital (B) above and for the effectiveness of Clause 4, the Borrower shall deliver or cause to be delivered to or to the order of the Agent the following documents and evidence:

2.1.1	a certificate from a duly authorised officer of each of the Security Parties confirming that none of the documents delivered to the Agent pursuant to Schedule 2, Part I, 1 (a), (c), (d), (g) of the Loan Agreement have been amended or modified in any way since the date of their delivery to the Agent, or copies, certified by a duly authorised officer of the Security Party in question as true, complete, accurate and neither amended nor revoked, of any which have been amended or modified;

2.1.2	a copy, certified by a director or the secretary of the Security Party in question as true, complete and accurate and neither amended nor revoked, of a resolution of the directors of each Security Party and a resolution of the shareholders of each Borrower (together, where appropriate, with signed waivers of notice of any directors’ or shareholders’ meetings) approving, and authorising or ratifying the execution of, this Supplemental Agreement and any document to be executed by that Security Party pursuant to this Supplemental Agreement;

2.1.3	a notarially attested and legalised power of attorney of each of the Security Parties under which this Supplemental Agreement and any documents required pursuant to it are to be executed by that Security Party;

2.1.4	a certificate of goodstanding in respect of each Security Party;

2.1.5	the Additional Security Documents, duly executed and, in the case of the Amendment Mortgage, registered against the Vessel with first priority, together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients.

2.1.6	a legal opinion, in draft form, of the legal advisers to the Lenders in each relevant jurisdiction, substantially in the form or forms provided to the Agent prior to signing this Agreement or confirmation satisfactory to the Agent that such an opinion will be given;

2.1.7	the Charters;

2.1.8	evidence of payment to the Agent (for the account of the Lenders) of an amendment fee of one hundred and twenty five thousand Dollars ($125,000); and

2.1.9	evidence of payment to the Agent (for the account of the Lenders) of the difference between the interest payable calculated on the basis of the Margin applicable during the Waiver Period (being 1.9% per annum) and the interest actually paid and calculated on the basis of the Margin applicable during all other times during the Facility Period (being 1.15% per annum) for the period commencing on 1 January 2009 and ending on the Effective Date.

2.2	All documents and evidence delivered to the Agent pursuant to this Clause shall:

2.2.1	be in form and substance acceptable to the Agent;

2.2.2	be accompanied, if required by the Agent, by translations into the English language, certified in a manner acceptable to the Agent; and

2.2.3	if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.

3	Representations and Warranties

Each of the representations and warranties contained in clause 11 of the Loan Agreement shall be deemed repeated by the Borrower at the date of this Supplemental Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Finance Documents included this Supplemental Agreement.

4	Amendments to Loan Agreement and the Guarantee

With effect from the Effective Date:

4.1	the following additional definitions shall be added in clause 1.1 of the Original Loan Agreement, and the alphabetical and numerical order of the remaining definitions in such clause shall be amended accordingly:-

“Additional Security Documents” means the Account Pledge, the Mortgage Amendments and this Supplemental Agreement.

“Account Pledge” means the account pledge to be granted by each Borrower in favour of the Security Agent in respect of each Earnings Account.

“Cash” means cash in hand which is not subject to any charge back or other Encumbrance and to which the Guarantor has free, immediate and direct access.

“Charter” means:-

(i)	in respect of “POSITANO” the time charterparty dated 3 September 2008 made between Ionian, as owner and a Charterer, as charterer (as same may be supplemented, novated and/or replaced from time to time); and

(ii)	in respect of “CAPRI” the time charterparty dated 6 May 2008 made between Norwalk, as owner and a Charterer, as charterer (as same may be supplemented, novated and/or replaced from time to time),

or any other charter or contract of employment in relation to a Vessel in each case, in form and substance acceptable to the Lenders,

“Charterers” means the charterers who may enter into a Charter in respect of a Vessel and “Charterer” means any one of them.

“Debt Service” means the aggregate (as of the date of calculation) of all obligations of a member of the Group then outstanding for the payment or repayment of principal plus interest thereon plus bareboat charter obligations owed by a member of the Group to any third party, as stated in the financial statements then most recently required to be delivered pursuant to Clause 12.1.1.

“Drillships 1837/1838” means the drillship newbuildings currently under construction at the yard of the Drillships Builder with hull number 1837, scheduled for delivery on December 2010 and hull number 1838, scheduled for delivery on March 2011 and “Drillship 1837/1838” means either of them.

“Drillships 1865/1866” means the drillship newbuildings currently under construction at the yard of the Drillships Builder with hull number 1865, scheduled for delivery on June 2011 and hull number 1866, scheduled for delivery on September 2011 and “Drillship 1865/1866” means either of them.

“Drillships Builder” means Samsung Heavy Industries Co., Ltd. of the Republic of Korea.

“Drillship Milestones” means the financing of the following instalments under the building contracts in relation to the Drillships 1837/1838:-

(a)	to be arranged on or before 15 February 2010 in relation to the fourth instalment under the relevant building contract in respect of hull number 1837 in the amount of $110,422,472 due on 15 February 2010;

(b)	to be arranged on or before 15 June 2010 in relation to the fourth instalment under the relevant building contract in respect of hull number 1838 in the amount of $110,422,472 due on 15 June 2010;

(c)	to be arranged on or before 15 September 2010 in relation to the fifth (delivery) instalment under the relevant building contract in respect of hull number 1837 in the amount of $291,881,013 due on 15 December 2010; and

(d)	to be arranged on or before 15 December 2010 in relation to the fifth (delivery) instalment under the relevant building contract in respect of hull number 1838 in the amount of $288,874,107 due on 15 March 2011.

Any of the above dates can be moved to a later date in accordance with any deferral of the relevant repayment instalments as may be agreed with the Drillships Builder PROVIDED THAT evidence of such agreement in form and substance acceptable to the Lenders are provided to the Agent not later than three (3) Business Days prior to the dates when the relevant instalments are due.

“Earnings Accounts” means the bank accounts opened in the names of the Borrowers with the Agent and designated respectively “Ionian Traders Inc.—Earnings Account” and “Norwalk Star Owners Inc.—Earnings Account” and each an “Earnings Account”.

“Employment Requirements” means in respect of each of the Drillships 1837/1838 an employment contract being in place not later than six (6) months prior to the delivery date of a Drillship 1837/1838, which covers fully that Drillship’s 1837/1838 Debt Service of a period of duration of at least three (3) years.

“First Supplemental Agreement” means the first supplemental agreement entered or to be entered into by and between the Borrowers, the Lenders, the Swap Providers, the Agent and the Security Agent.”

“Fleet Market Value” means the aggregate of the value of the Fleet Vessels based on the average of two valuations for each Fleet Vessel prima facie determined by a reputable, independent and first class firm of shipbrokers appointed by and reporting to the Agent on the basis of a charter-free sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer.

“Fleet Vessels” means any vessel (including, without limitation, any drill-ships owned or ordered by any member of the Group) from time to time owned more than fifty per cent (50%) by any member of the Group.

“Group” means each of the Borrowers, the Guarantor and each of their direct or indirect Subsidiaries.

“Mortgage Amendments” means the amendments to the Mortgages in favour of the Security Agent in such form and containing such terms and conditions as the Security Agent shall require, and “Mortgage Amendment” means any one of them.

“New Investment” means any further investments or capital expenditure other than any Permitted Investments or the maintenance of the Fleet Vessels in the ordinary course of business, PROVIDED THAT:-

(a)	the equity portion of any such further investments has been raised from proceeds of equity offerings; and

(b)	the Guarantor maintains Cash in an amount not less than eighty million Dollars ($80,000,000); and

(c)	any such investments shall be made on normal arms’ length terms and on terms consistent with the conditions applying in the applicable market at the relevant time.”

“Operating Expenses” means expenses properly and reasonably incurred by a member of the Group in connection with the operation, employment, maintenance, repair and insurance of a Fleet Vessel.

“Permitted Investments” means the building contracts relating to the newbuilding vessels:-

(a)	the panamax bulk carriers m.v. “OLIVA” (ex hull number 1519A), delivered in August 2009 and registered under the flag of the Republic of Malta and m.v. “RAPALLO” (ex hull number 1518A), delivered in June 2009 and registered under the flag of the Republic of Malta;

(b)	the Drillships 1865/1866; and

(c)	the Drillships 1837/1838 PROVIDED THAT evidence in form and substance satisfactory to the Lenders has been provided that (i) the Drillships Milestones and (ii) the Employment Requirements are met.

“Subsidiaries” means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise and “Subsidiary” means any one of them.

“Waiver Period” means the period commencing on 1 January 2009 and expiring at midnight 31 December 2010.

4.2	the definition of “Security Documents” set out in clause 1.1 of the Loan Agreement shall be amended so as to include the Additional Security Documents;

4.3	the definition of “Margin” set out in clause 1.1 of the Loan Agreement shall be deleted and replaced as follows:-

“Margin” means:-

(a)	one point nine per cent (1 .9%) per annum during the Waiver Period; and

(b)	one point one five per cent (1.15%) per annum at all other times during the Facility Period.

4.4	clause 5.1 of the Loan Agreement shall be deleted and replaced as follows:-

“5.1

Repayment of Loan The Borrowers agree to repay the Loan to the Agent for the account of the Lenders by thirty two (32) consecutive quarterly instalments the first ten (1st- 10th) such repayment instalments each in the sum of six million five hundred thousand Dollars ($6,500,000), the following twenty one (llth-31st) such repayment instalments each in the sum of two million two hundred and fifty thousand Dollars ($2,250,000) and the thirty second (32nd) and final such repayment instalment in the sum of twelve million seven hundred and fifty thousand Dollars ($12,750,000) (comprising an instalment of two million two hundred and fifty thousand Dollars ($2,250,000) and a balloon amount of ten million five hundred thousand Dollars ($10,500,000)), the first instalment falling due on the date which is three calendar months after the earlier to occur of the Second Drawdown Date and the Availability Termination Date and subsequent instalments falling due at consecutive intervals of three calendar months thereafter.”;

4.5	clause 10.4 of the Loan Agreement shall be deleted and replaced as follows:-

“10.4

Additional security If at any time the aggregate of the Fair Market Value of the Vessels and the value of any additional security (such value to be the face amount of the deposit (in the case of cash), determined conclusively by appropriate advisers appointed by the Agent (in the case of other charged assets), and determined by the Agent in its discretion (in all other cases)) for the time being provided to the Security Agent under this Clause 10.4 is less than (a) seventy seven per cent (77%) of the Loan, for a period commencing from the beginning of the Waiver Period and ending on 30 June 2010 (inclusive), (b) ninety one per cent (91%) of the Loan, from a period commencing on 1 July 2010 and ending on the end of the Waiver Period, and (c) one hundred and twenty five per cent (125%) of the Loan, at all other times during the Facility Period, the Borrowers shall, within thirty (30) days of the Agent’s request, at the Borrowers’ option:

10.4.1	pay to the Security Agent or to its nominee a cash deposit in the amount of the shortfall to be secured in favour of the Security Agent as additional security for the payment of the Indebtedness; or

10.4.2	give to the Security Agent other additional security in amount and form acceptable to the Security Agent in its discretion; or

10.4.3	prepay the amount of the Indebtedness which will ensure that the aggregate of the Fair Market Value of the Vessels and the value of any such additional security is not less than (a) seventy seven per cent (77%) of the Loan, for a period commencing from the beginning of the Waiver Period and ending on 30 June 2010 (inclusive), (b) ninety one per cent (91%) of the Loan, from a period commencing on 1 July 2010 and ending on the end of the Waiver Period, and (c) one hundred and twenty five per cent (125%) of the Loan, at all other times during the Facility Period.

Clauses 5.3 (Reborrowing), 6.2.3 (Voluntary prepayment of Loan) and 6.4 (Restrictions) shall apply, mutatis mutandis, to any prepayment made under this Clause 10.4 and the value of any additional security provided shall be determined as stated above,”;

4.6	clause 12.2 (Financial covenants) of the Loan Agreement shall be deleted and replaced as follows:-

“12.2	Financial covenants The Borrowers shall procure that at all times the Guarantor’s financial condition, as evidenced by the most recent financial statements, shall be such that:

12.2.1	the Guarantor maintains Interest Coverage which exceeds (a) 2:1 throughout the Waiver Period and (b) 3:1 at all other times during the Facility Period; and

12.2.2	Minimum Net Worth is not lower than:-

(a)	one hundred and eighty million Dollars ($180,000,000) for the financial year ending 31 December 2008;

(b)	one hundred million Dollars ($100,000,000) for the financial year ending 31 December 2009;

(c)	one hundred and fifty million Dollars ($150,000,000) plus the net quarterly profits of the Guarantor, as evidenced by the Guarantor’s most recent financial statements supplied to the Agent pursuant to Clause 12.1.1 from 1 January 2010 and until the end of the Waiver Period;

(d)	two hundred and twenty five million Dollars ($225,000,000) thereafter; and

12.2.3	throughout the Facility Period the Guarantor maintains aggregate Minimum Liquidity in an amount in excess of thirty five million Dollars ($35,000,000); and

12.2.4	the Guarantor maintains a Market Adjusted Equity Ratio of:-

(a)	not lower than (i) twenty five per cent (25%) in respect of the financial year ending 31 December 2008 (ii) fifteen per cent (15%) throughout the Waiver Period and (iii) forty per cent (40%) thereafter; or

(b)	not lower than five per cent (5%) PROVIDED THAT:-

(i)	the Agent, in its absolute discretion, determines that such fall in the Market Adjusted Equity Ratio has resulted from the reduction of the Fleet Market Value or the mark to market position of any swap or other derivative transactions entered into by the Borrower and other members of the Group; and

(ii)	the Agent recalculates the Market Adjusted Equity Ratio on the basis of the Fleet Market Value and the mark to market position of any swap or other derivative transactions entered into by the Borrower and other members of the Group as at 31 December 2008 to be at least fifteen per cent (15%).

The financial covenants contained in this Clause 12.2 shall be tested semi-annually on the basis of the annual financial statements provided under Clause 12.1.1 and shall be confirmed in the relevant Compliance Certificate. For the avoidance of doubt, the financial covenants test on December 31, 2010 shall be based on the financial covenants during the Waiver Period as stipulated in Clauses 12.1.1, 12.2.2 and 12.2.4.”;

4.7	a new clause 12.3.19 shall be added in the Loan Agreement:-

“12.3.19	New Financial Indebtedness The Borrowers shall procure that, during the Waiver Period, any Financial Indebtedness incurred by either of the Borrowers or any member of the Group shall only be used (a) to prepay any Financial Indebtedness secured on any asset of the Group and (b) in or towards financing any New Investment or any Permitted Investment PROVIDED THAT the equity contribution of that Borrower or that member of the Group (as applicable) in such New Investment or Permitted Investment is no less than thirty two point five per cent (32.5%) of the acquisition cost such New Investment or Permitted Investment.”;

4.8	a new clause 12.3.20 shall be added in the Loan Agreement:-

“12.3.20	New investment The Borrowers shall procure that, during the Waiver Period, the Guarantor or any other member of the Group does not enter into any further investments or capital expenditure other than any Permitted Investments or the maintenance of the Fleet Vessels or any New Investment.”;

4.9	a new clause 12.3.21 shall be added in the Loan Agreement:-

“12.3.21	Shares The Borrowers shall procure that, during the Waiver Period, Mr. George Economou does not divest any of his interests in any of the issued shares in the Guarantor which were held on 1 November 2009.”;

4.10	a new clause 12.3.22 shall be added in the Loan Agreement:-

“12.3.22	Disposal of assets The Borrowers shall procure that the Guarantor does not spin-off or otherwise dispose of any of its assets unless:-

(a)	the Guarantor maintains Cash in an amount not less than eighty million Dollars ($80,000,000); and

(b)	such disposal or spin-off is conducted on arm’s length basis on current market conditions; and

(c)	the Guarantor is released from all its obligations relating to the offshore business of the Group except the guarantee granted in favour of Deutsche Bank AG, relating to the pre- and post delivery financing of the Drillships 1865/1866; and

(d)	the Guarantor secures six (6) months prior to the delivery of each Drillship 1865/1866 an employment contract which covers fully each that Drillship’s 1865/1866 Operating Expenses and Debt Service of a period of duration of at least two (2) years; and

(e)	the Guarantor uses its best endeavours to be released from its obligations under the guarantee granted in favour of Deutsche Bank AG, relating to the pre- and post delivery financing of the Drillships 1865/1866.”

4.11	a new clause 12.3.23 shall be added in the Loan Agreement:-

“12.3.23	No dividends during Waiver Period During the Waiver Period the Borrowers shall not and shall procure that the Guarantor and any member of the Group shall not pay any dividends or make any other distribution to shareholders (including, but not limited to, any stock buyback). In respect of the payment of dividends relating to any disposal of assets or spin-off by the Guarantor Clause 12.3.22 (Disposal of Assets) shall apply.”;

4.12	clause 6.6 of the Guarantee shall be deleted and replaced as follows:-

“6.6	The Guarantor covenants that, throughout the Facility Period its financial condition, as evidenced by the most recent financial statements, shall be such that:

6.6.1	the Guarantor maintains Interest Coverage which exceeds (a) 2:1 throughout the Waiver Period and (b) 3:1 at all other times during the Facility Period; and

6.6.2	the Guarantor’s Minimum Net Worth is not lower than:-

(a)	one hundred and eighty million Dollars ($180,000,000) for the financial year ending 31 December 2008;

(b)	one hundred million Dollars ($100,000,000) for the financial year ending 31 December 2009;

(c)	one hundred and fifty million Dollars ($150,000,000) plus the net quarterly profits of the Guarantor, as evidenced by the Guarantor’s most recent financial statements supplied to the Agent pursuant to Clause 6.4 from 1 January 2010 and until the end of the Waiver Period;

(d)	two hundred and twenty five million Dollars ($225,000,000) thereafter; and

6.6.3	throughout the Facility Period the Guarantor maintains aggregate Minimum Liquidity in an amount in excess of thirty five million Dollars ($35,000,000); and

6.6.4	the Guarantor maintains a Market Adjusted Equity Ratio of:-

(a)	not lower than (i) twenty five per cent (25%) in respect of the financial year ending 31 December 2008 (ii) fifteen per cent (15%) throughout the Waiver Period and (iii) forty per cent (40%) thereafter; or

(b)	not lower than five percent PROVIDED THAT:-

(i)	the Agent, in its absolute discretion, that such fall in the Market Adjusted Equity Ratio has resulted from the reduction of the Fleet Market Value or the mark-market position of any swap or other derivative transactions entered into by the Borrower and other members of the Group; and

(ii)	the Agent recalculates the Market Adjusted Equity Ratio on the basis of the Fleet Market Value and the mark-market position of any swap or other derivative transactions entered into by the Borrower and other members of the Group as at 31 December 2008 to be at least fifteen per cent (15%).

The financial covenants contained in this Clause 6.6 shall be tested annually on the basis of the annual financial statements provided under Clause 6.4. For the avoidance of doubt, the financial covenants test on December 31, 2010 shall be based on the financial covenants during the Waiver Period as stipulated in Clauses 6.6.1, 6.6.2 and 6.6.4.”;

4.13	a new clause 6.7 shall be added in the Guarantee:-

“6.7	New Financial Indebtedness The Guarantor shall procure that, during the Waiver Period, any Financial Indebtedness incurred by either of the Borrowers or any member of the Group shall only be used (a) to prepay any Financial Indebtedness secured on any asset of the Group and (b) in or towards financing any New Investment or any Permitted Investment.”;

4.14	a new clause 6.8 shall be added in the Guarantee:-

“6.8	New investment The Guarantor shall not and shall procure that, during the Waiver Period, any other member of the Group does not, enter into any further investments or capital expenditure other than any Permitted Investments or the maintenance of the Fleet Vessel or any New Investment.”;

4.15	a new clause 6.9 shall be added in the Guarantee:-

“6.9	Shares The Guarantor shall procure that, during the Waiver Period, Mr. George Economou does not divest any of his interests in any of the issued shares which were held on 1 November 2009 in the Guarantor.”;

4.16	a new clause 6.10 shall be added in the Guarantee:-

“6.10	Disposal of assets The Guarantor shall not, and shall procure that no member of the Group shall not, spin-off or otherwise dispose of any of its assets any unless:-

(a)	the Guarantor maintains Cash in an amount not less than eighty million Dollars ($80,000,000); and

(b)	such disposal or spin-off is conducted on arm’s length basis on current market conditions; and

(c)	the Guarantor is released from all its obligations relating to the offshore business of the Group except the guarantee granted in favour of Deutsche Bank AG, relating to the pre- and post delivery financing of the Drillships 1865/1866; and

(d)	the Guarantor secures six (6) months prior to the delivery of each Drillship 1865/1866 an employment contract which covers fully each that Drillship’s 1865/1866 Operating Expenses and Debt Service of a period of duration of at least two (2) years; and

(e)	the Guarantor uses its best endeavours to be released from its obligations under the guarantee granted in favour of Deutsche Bank AG, relating to the pre- and post delivery financing of the Drillships 1865/1866.”;

4.17	a new clause 6.11 shall be added in the Guarantee:-

“6.11	No dividends during Waiver Period During the Waiver Period the Guarantor shall not and shall procure that any member of the Group shall not pay any dividends or make any other distribution to shareholders (including, but not limited to, any stock buyback). In respect of the payment of dividends relating to any disposal of assets or spin-off by the Guarantor Clause 6.10 (Disposal of Assets’) shall apply “.

All other terms and conditions of the Loan Agreement and the Security Documents shall remain unaltered and in full force and effect.

5	Confirmation and Undertaking

5.1	Each of the Security Parties confirms that all of its respective obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, despite the amendments to the Loan Agreement made in this Supplemental Agreement, as if all references in any of the Security Documents to the Loan Agreement were references to the Loan Agreement as amended and supplemented by this Supplemental Agreement.

5.2	The definition of any term defined in any of the Security Documents shall, to the extent necessary, be modified to reflect the amendments to the Loan Agreement made in or pursuant to this Supplemental Agreement.

6	Communications, Law and Jurisdiction

The provisions of clauses 19 and 24 of the Loan Agreement shall apply to this Supplemental Agreement as if they were set out in full and as if references to the Loan Agreement were references to this Supplemental Agreement and references to the Borrower were references to the Security Parties.

Schedule 1

The Lenders, the Commitments and the Swap Providers

The Lenders	The Commitments

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT	$62,500,000
Domshof 17
28195 Bremen
Federal Republic of Germany
Fax no: 0049 421 3609329
Contact Person: Loan Department

UNICREDIT BANK AG

(formerly known as Bayerische Hypo- und Vereinsbank AG)	$62,500,000
Alter Wall 22
D-20457 Hamburg
Federal Republic of Germany

Fax No.: +49 40 3692 3696
Contact Person: Mr. Jan-Philipp Kathmann

The Swap Providers

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT Domshof 17 28195 Bremen Federal Republic of Germany Fax no: 0049 421 3609329 Contact Person: Loan Department

UNICREDIT BANK AG
(formerly known as Bayerische Hypo- und Vereinsbank AG) Alter Wall 22 D-20457 Hamburg Federal Republic of Germany Fax No.: +49 40 3692 3696 Contact Person: Mr. Jan-Philipp Kathmann

Schedule 2

Effective Date Confirmation

To:	NORWALK STAR OWNERS INC.

IONIAN TRADERS INC.

Trust Company Complex

Ajeltake Road

Ajeltake Island

Majuro

Marshall Islands MH 96960

We, DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, refer to the supplemental agreement dated             2010 (the “Supplemental Agreement”) relating to a secured loan agreement dated 13 May 2008 (the “Loan Agreement”) made between you as the Borrower, the banks listed in it as the Lenders, ourselves as the Agent the banks listed in it as the Swap Providers and ourselves as the Security Agent in respect of a loan to you from the Lenders of up to $125,000,000,

We hereby confirm that all conditions precedent referred to in Clause 2.1 of the Supplemental Agreement have been satisfied. In accordance with Clauses 1,1 and 4 of the Supplemental Agreement the Effective Date is the date of this confirmation and the amendments to the Loan Agreement are now effective.

Dated:	2010

Signed:
For and on behalf of DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

IN WITNESS of which the parties to this Supplemental Agreement have executed this Supplemental Agreement as a deed the day and year first before written.

SIGNED and DELIVERED as	)	/s/ Eugenia Papapontikou
a DEED by	)
IONIAN TRADERS INC.	)
acting by	)
Eugenia Papapontikou	)
its duly authorised attorney-in-fact	)
in the presence of:	)
Constantinos Karachalios
/s/ Stephenson Harwood
STEPHENSON HARWOOD ARISTON BUILDING 2 FILELLINON STR. & AKTI MIAOULI PIRAEUS 18536 VAT. NO. 998711156 TEL 2104295160

SIGNED and DELIVERED as	)	/s/ Eugenia Papapontikou
a DEED by	)
NORWALK STAR OWNERS INC.	)
acting by	)
Eugenia Papapontikou	)
its duly authorised attorney-in-fact	)
in the presence of:	)
Constantinos Karachalios
/s/ Stephenson Harwood STEPHENSON HARWOOD ARISTON BUILDING 2 FILELLINON STR. & AKTI MIAOULI PIRAEUS 18536 VAT. NO. 998711156 TEL 2104295160

SIGNED and DELIVERED as	)	/s/ Eugenia Papapontikou
a DEED by	)
DRYSHIPS INC.	)
acting by	)
Eugenia Papapontikou	)
its duly authorised attorney-in-fact	)
in the presence of:	)
Constantinos Karachalios
/s/ Stephenson Harwood STEPHENSON HARWOOD ARISTON BUILDING 2 FILELLINON STR. & AKTI MIAOULI PIRAEUS 18536 VAT. NO. 998711156 TEL 2104295160

SIGNED and DELIVERED as	)	/s/ Christodoulos Vartzis
a DEED by	)
DEUTSCHE SCHIFFSBANK	)
AKTIENGESELLSCHAFT (as a Lender))
acting by	)
Christodoulos Vartzis	)
its duly authorised attorney-in-fact	)
in the presence of	)
Constantinos Karachalios
/s/ Stephenson Harwood STEPHENSON HARWOOD ARISTON BUILDING 2 FILELLINON STR. & AKTI MIAOULI PIRAEUS 18536 VAT. NO. 998711156 TEL 2104295160

SIGNED and DELIVERED as	)	/s/ Christodoulos Vartzis
a DEED by	)
UNICREDIT BANK AG	)
(formerly known as BAYERISCHE	)
HYPO- UND VEREINSBANK AG))
(as a Lender))
acting by	)
Christodoulos Vartzis	)
its duly authorised attorney- in-fact	)
in the presence of:	)
Constantinos Karachalios
/s/ Stephenson Harwood STEPHENSON HARWOOD ARISTON BUILDING 2 FILELLINON STR. & AKTI MIAOULI PIRAEUS 18536 VAT. NO. 998711156 TEL 2104295160

SIGNED and DELIVERED as	)	/s/ Christodoulos Vartzis
a DEED by	)
DEUTSCHE SCHIFFSBANK	)
AKTIENGESELLSCHAFT (as Agent))
acting by	)
Christodoulos Vartzis	)
its duly authorised attorney-in-fact	)
in the presence of:	)
Constantinos Karachalios
/s/ Stephenson Harwood STEPHENSON HARWOOD ARISTON BUILDING 2 FILELLINON STR. & AKTI MIAOULI PIRAEUS 18536 VAT. NO. 998711156 TEL 2104295160

SIGNED and DELIVERED as	)	/s/ Christodoulos Vartzis
a DEED by	)
DEUTSCHE SCHIFFSBANK	)
AKTIENGESELLSCHAFT	)
(as a Swap Provider))
acting by	)
Christodoulos Vartzis	)
its duly authorised attorney-in-fact	)
in the presence of:	)
Constantinos Karachalios
/s/ Stephenson Harwood STEPHENSON HARWOOD ARISTON BUILDING 2 FILELLINON STR. & AKTI MIAOULI PIRAEUS 18536 VAT. NO. 998711156 TEL 2104295160

SIGNED and DELIVERED as	)	/s/ Christodoulos Vartzis
a DEED by	)
UNICREDIT BANK AG	)
(formerly known as BAYERISCHE	)
HYPO- UND VEREINSBANK AG))
(as a Swap Provider))
acting by	)
Christodoulos Vartzis	)
its duly authorised attorney-in-fact	)
in the presence of:	)
Constantinos Karachalios
/s/ Stephenson Harwood STEPHENSON HARWOOD ARISTON BUILDING 2 FILELLINON STR. & AKTI MIAOULI PIRAEUS 18536 VAT. NO. 998711156 TEL 2104295160

SIGNED and DELIVERED as	)	/s/ Christodoulos Vartzis
a DEED by	)
DEUTSCHE SCHIFFSBANK	)
AKTIENGESELLSCHAFT	)
(as SecurityAgent))
acting by	)
Christodoulos Vartzis	)
its duly authorised attorney-in-fact	)
in the presence of:	)
Constantinos Karachalios
/s/ Stephenson Harwood STEPHENSON HARWOOD ARISTON BUILDING 2 FILELLINON STR. & AKTI MIAOULI PIRAEUS 18536 VAT. NO. 998711156 TEL 2104295160